Exhibit 99.1

Wellgistics Health Reports First Quarter 2026 Financials and Provides

●	Wellgistics Pharmacy monthly revenue increased from approximately $0.1 million in November 2025 to approximately $0.6 million in April 2026, based on preliminary unaudited results
●	Q1-26 focus on optimization of Wellgistics Pharmacy revenue growth and capabilities positions Company to integrate emerging licensed PharmacyChain™ pharmacy data tokenization technology into pharmacy dispensing AI hub EinsteinRx™
●	Kare Pharmtech joint venture expands the Company’s telepharmacy and direct-to-patient capabilities, providing immediate access to 200,000+ patient lives
●	Strategic partnership with Tollo Health provides access to proprietary pharmaceutical-adjunct medical foods & dietary supplements, telemedicine and mental health AI coaching & regimen compliance tools via “Health Lives Here” app that is targeted to launch in August 2026 following the reveal with NFL Alumni Health at 2026 NFL Draft in Pittsburgh
●	The Company is in advanced discussions with Datavault AI regarding a binding term sheet to expand the scope of the PharmacyChain™ license to include Health-as-a-Service (HaaS) capabilities
●	Company has terminated previously announced non-binding letters of intent with Neuritek and WellCare and does not intend to proceed with those transactions

TAMPA, FL – May 19, 2026 (Newswire.com) – Wellgistics Health, Inc. (NASDAQ: WGRX), a health information technology company, integrating proprietary pharmacy dispensing optimization artificial intelligence (AI) platform EinsteinRx™ with licensed blockchain-enabled smart contract technology through PharmacyChain™, reported financial results for the first quarter ended March 31, 2026 and provided a second quarter 2026 business update from its President & Interim-CEO Prashant Patel, RPh.

“The Company’s first quarter focus on expanding direct sales from its Wellgistics Pharmacy segment led to sequential quarter over quarter growth that is now beginning to reach critical mass in the second quarter,” said Prashant Patel, RPh, President & Interim-CEO Prashant Patel. “We believe the sequential growth in Wellgistics Pharmacy revenue, together with our Kare Pharmtech joint venture, provides a foundation for continued expansion of our direct-to-patient initiatives. As we work to onboard patient lives available through the joint venture and prepare for the targeted August 2026 launch of the Health Lives Here initiative with Tollo Health and NFL Alumni Health, we are also continuing to advance the integration of PharmacyChain™ functionality with our EinsteinRx™ pharmacy dispensing AI hub.As we onboard an increasing percentage of the 200,000+ patient lives through the joint venture, we are preparing to support a significant ramp up in prescription dispending through our direct-to-consumer initiatives with Tollo Health coming from that planned August 2026 launch through the partnership with NFL Alumni Health of the “Health Lives Here initiative” that was revealed at the 2026 NFL Draft in Pittsburgh.”

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Mr. Patel continued, “As we engage with stakeholders in the pharmaceutical distribution space, we believe the GLP-1 market remains in an early stage of development and that products such as the Forzet™ medical food product, which is intended to support the dietary management of muscle loss associated with weight-loss therapies may represent an important adjunct opportunity,” We intend to increasingly focus on the GLP-1 segment and consolidate the capabilities required to provide what we believe to be a seamless end-to-end user experience that will likely lead to strong customer satisfaction and retention”

“We believe the cost reduction and operating discipline implemented by management have better aligned the Company’s expense structure with its near-term revenue opportunities,”noted Mr. Patel.

First Quarter 2026 Corporate Highlights

●	Sequential quarter over quarter revenue growth:

○	Q4-2025: $0.486 million
○	Q1-2026: $0.929 million
○	Q2-2026: The Company expects revenue of $1.775 million (projected, $0.86M already recognized through May 18, 2026)

●	Added quantum key encryption functionality to the Datavault AI PharmacyChain™ license to enhance security features for the Company’s emerging pharmaceutical distribution-focused blockchain platform Tollo Health partnership expansion adds telehealth, mental health AI coaching & regimen compliance tools via proprietary app, proprietary medical food Forzet™ for the dietary management of muscle loss associated with weight loss therapies, and NFL Alumni Health’s “Health Lives Here” marketing partnership to Wellgistics capabilities
●	Insurance Eligibility and benefits verification (EBV) services added to EinsteinRx offering
●	Continued strategic shift focusing on direct-to-consumer market

Second Quarter 2026 Corporate Highlights to Date and Upcoming Milestones

Progress to date

·●	Completed joint venture with KareRx to add KareRx technology hub and operations to EinsteinEx, gaining telepharmacy capabilities and operations in order to position for increasing Wellgistics Pharmacy dispensing activities, onboarding of new manufacturer relationships and execution of the pending “Health Lives Here” app launch targeted for August 2026 in partnership with NFL Alumni Health

Pending milestones

Continue discussions with Datavault AI regarding an expansion of the PharmacyChain™ license to include Health-as-a-Service capabilitiesEstablish initial HIPAA-compliant data transfer functionality designed to support smart contract-enabled prescription drug transactions through Wellgistics Pharmacy

Loss from Operations:

The Company recorded a net operating loss of $7.742 million in the quarter ended March 30, 2026 compared with a net operating loss of $32.430 million for the quarter ended March 31, 2025. The decrease was largely due to a decrease in general and administrative expenses resulting from the implementation of cost cutting and other strategic measures by new management. Net operating loss per share for the quarter ended March 31, 2026 was $0.07 on 104.6 million weighted average shares outstanding compared to the quarter ended March 31, 2025 where the Company delivered a loss of $0.62 per share on 51.916 million weighted average shares outstanding.

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This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Wellgistics Health, Inc.

Wellgistics Health (NASDAQ:WGRX), is a health information technology leader integrating its proprietary pharmacy dispensing optimization artificial intelligence platform EinsteinRx™ into its blockchain-enabled smart contracts platform PharmacyChain™ to optimize the prescription drug dispensing journey. Its integrated platform connects more than 6,500 pharmacies and 200+ manufacturers, offering wholesale distribution, digital prescription routing, direct-to-patient delivery, and AI-powered hub services such as eligibility verification, onboarding, adherence support, prior authorization, and cash-pay fulfillment designed to improve patient access and transparency across the prescription ecosystem.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expected second quarter 2026 revenue, expected growth of Wellgistics Pharmacy revenue, the anticipated benefits of the Kare Pharmtech joint venture, the anticipated onboarding of patient lives, the targeted August 2026 launch of the Health Lives Here app, the anticipated benefits of the Tollo Health partnership, the Company’s plans regarding GLP-1 related opportunities, the integration of PharmacyChain™ functionality with EinsteinRx™, the potential expansion of the Datavault AI PharmacyChain™ license to include Health-as-a-Service capabilities, the expected development of HIPAA-compliant data transfer functionality, and the Company’s expectations regarding its business strategy, operating discipline, revenue opportunities and future growth. Forward-looking statements are based on current expectations, estimates, forecasts and projections and are not guarantees of future performance. These statements may be identified by words such as “anticipate,” “believe,” “expect,” “intend,” “plan,” “target,” “may,” “will,” “would,” “could,” “should,” “seek,” “estimate,” “project,” “potential,” “continue” and similar expressions.

Forward-looking statements are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied, including, among others: the Company’s ability to achieve expected revenue growth; the risk that preliminary second quarter results may differ from actual results following quarter-end close procedures; the Company’s ability to successfully integrate Kare Pharmtech, Tollo Health, Datavault AI PharmacyChain™ functionality and other strategic initiatives; the Company’s ability to launch the Health Lives Here app on the anticipated timeline or at all; the Company’s ability to successfully develop, commercialize and scale EinsteinRx™ and PharmacyChain™-enabled capabilities; regulatory, reimbursement, data privacy, HIPAA, healthcare, FDA, FTC and other compliance risks; risks associated with medical food, dietary supplement, telehealth and AI-enabled healthcare offerings; the Company’s ability to maintain and expand manufacturer, pharmacy, patient and strategic partner relationships; competitive conditions in the healthcare technology, pharmacy, telehealth and pharmaceutical distribution markets; the availability of capital; the Company’s ability to maintain compliance with Nasdaq listing requirements; and the other risks and uncertainties described in the Company’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” sections of the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Wellgistics Media & Investor Contact

Media: media@wellgisticshealth.com

Investor Relations: IR@wellgisticshealth.com

SOURCE: Wellgistics Health, Inc.

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